Exhibit 99.1

PRESS RELEASE	EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE	CONTACT:
Michael T. Flynn
March 5, 2015	301.986.1800

EAGLE BANCORP ANNOUNCES PRICING AND UPSIZING

OF COMMON STOCK OFFERING

BETHESDA, MD. Eagle Bancorp, Inc. (the “Company”) (NASDAQ: EGBN), the parent company of EagleBank, Bethesda, Maryland, today announced that it had priced its public offering of 2,449,479 shares of its common stock at $35.50 per share. Based upon pricing and demand, the Company elected to increase the aggregate number of shares offered from the previously announced 1.9 million shares. The offering is expected to result in gross proceeds of approximately $87.0 million and net proceeds of approximately $82.1 million, after underwriting discounts and estimated expenses of the offering. In the event the underwriter exercises its purchase option to cover over-allotments, the aggregate gross proceeds of the offering will be approximately $100.0 million and the aggregate net proceeds of the offering will be approximately $95.0 million.

The Company expects to use the net proceeds from this offering for general corporate purposes, including, among other uses, payment of the redemption price (including any accrued but unpaid dividends to the date of redemption) of the $71.9 million liquidation amount of the Company’s outstanding preferred stock issued pursuant to the Small Business Lending Fund Program prior to the increase of the dividend rate in January 2016 and support for organic growth.

Sandler O’Neill + Partners, L.P. will serve as sole underwriter for the offering.  The Company has granted the underwriter a 30-day option to purchase from the Company up to an additional 367,421 shares of the Company’s common stock to cover over-allotments, if any.

The shares will be issued and sold pursuant to an effective shelf registration statement (File No. 333-202405), the base prospectus included in the registration statement and a prospectus supplement related to the offering of common stock filed with the Securities and Exchange Commission (“SEC”).

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The Company has filed a shelf registration statement (including a prospectus) (File No. 333-202405) and a prospectus supplement with the SEC for the offering to which this communication relates.  Before you invest, you should read the base prospectus in the registration statement, the prospectus supplement relating to the offering and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain copies of the prospectus supplement and accompanying base prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov, or from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, or by phone at 1-866-805-4128.

About Eagle Bancorp: The Company is the holding company for EagleBank which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland and operates through twenty-two full service branch offices, located in Montgomery County, Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Forward-Looking Statements.  This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of the Company’s operations and policies and regarding general economic conditions. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. Readers are cautioned against placing undue reliance on such forward-looking statements.  Past results are not necessarily indicative of future performance.  For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the SEC. The Company specifically disclaims any obligation to update any factor or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.